SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 2005
(TO PROSPECTUS DATED OCTOBER 25, 2005)

                                 $333,593,100
                                 (Approximate)

                                  CWALT, INC.
                                   Depositor

                         [LOGO OMITTED] Countrywide(R)
                         -----------------------------
                                  HOME LOANS
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                        Alternative Loan Trust 2005-82
                                    Issuer

              Mortgage Pass-Through Certificates, Series 2005-82

     This Supplement revises the Prospectus Supplement dated December 23, 2005 to the Prospectus dated October 25, 2005 with respect to the above captioned series of certificates as follows:



                    [text continues on the following page]













                      Countrywide Securities Corporation

               The date of this Supplement is January 18, 2006.

1.

The table on page S-3 of the Prospectus Supplement is hereby replaced with the following:

                     S&P      Moody's
      Class        Ratings    Ratings    Type
--------------    ---------  ---------  ------------------------------
Class A-1            AAA        Aaa      Senior/Super
                                         Senior/Floating
                                         Pass-Through Rate
Class A-2            AAA        Aaa      Senior/Super
                                         Senior/Support/
                                         Floating
                                         Pass-Through Rate
Class A-3            AAA        Aaa      Senior/Support/
                                         Floating
                                         Pass-Through Rate
Class X              AAA        Aaa      Senior/Variable
                                         Pass-Through
                                         Rate/Component
Class A-R            AAA        Aaa      Senior/Variable
                                         Pass-Through
                                         Rate/Residual
Class M               AA        Aa2      Subordinate/
                                         Floating
                                         Pass-Through Rate
Class B-1             A         A1       Subordinate/
                                         Floating
                                         Pass-Through Rate
Class B-2            BBB        A3       Subordinate/
                                         Floating
                                         Pass-Through Rate


2. The first paragraph under the heading "Ratings" on page S-76 is hereby replaced with the following:

     It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class M, Class B-1 and Class B-2 Certificates that they be rated at least AA, A, BBB, respectively, by S&P and Aa2, A1 and A3, respectively, by Moody's.

3. The pass-through margin table on page S-49 of the Prospectus Supplement is hereby replaced with the following:

                                                     (1)              (2)
                                                  --------         ---------
        Class A-1...........................       0.270%           0.540%
        Class A-2...........................       0.350%           0.700%
        Class A-3...........................       0.440%           0.880%
        Class M.............................       0.750%           1.125%
        Class B-1...........................       1.600%           2.400%
        Class B-2...........................       2.000%           2.000%
        Class B-3...........................       2.000%           2.000%
        Class B-4...........................       2.000%           2.000%
        Class B-5...........................       2.000%           2.000%
    ----------------------
    (1) For the interest accrual period for each Distribution Date occurring on or prior to the Optional Termination Date.
    (2) For each other interest accrual period.



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